SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 12 or 15(d) of the
                        Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) July 15, 1999


                       METROPOLITAN HEALTH NETWORKS, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



      Florida                        333-5884-A                65-0635748
      -------                        ----------                ----------
(State or other jurisdiction      (Commission File            (IRS Employer
or incorporation                   Number)                   Identification No.)


               5100 Town Center Circle, Boca Raton, Florida 33486
               --------------------------------------------------
          (Address of Princiap executive offices, including zip code)

Registrant's telephone number, including area code   (561) 416-9484
                                                     ---------------

             -----------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

         Metropolitan Health Networks, Inc. announced on June 29, 1999 that it had closed a new receivable security credit facility with Healthcare Capital Resources of New York, NY. The terms of the credit facility allow the Company to have initially up to $2,000,000 with the opportunity, under certain conditions, to increase the facility to a maximum principal amount of $5,000,000 on current and future receivable during the three (3)year facility. The actual terms of the financing were not disclosed by the Company. This new facitlity replaces two matured facilities that had been paid down by approximately $1,500,000 over the last twelve (12) months. With the first phase of refinancing complete, Company management expects to focus once again on it's expanding operations in South Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Metropolitan Health Networks, Inc.



                          By:  /s/ Noel J. Guillama
                               ----------------------------------------------
                                   Noel J. Guillama, Chief Executive Officer

Dated:  July 15, 1999